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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                           SCHEDULE 14A INFORMATION
                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                    OF THE SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO. __)

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                             Post Properties, Inc.
               (Name of Registrant as Specified in Its Charter)


   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                             [POST PROPERTIES LOGO]

For Immediate Release

Contact:        Judith Wilkinson/Nina Covalesky                   PRESS RELEASE
                Joele Frank, Wilkinson Brimmer Katcher
                (212) 355-4449


 ISS Recommends That Post Properties Shareholders Vote FOR Post's Board Nominees

Nation's Leading Independent Proxy Voting and Corporate Governance Advisory Firm
      Finds Post's Board Nominees Are the Team to Create Shareholder Value

ATLANTA, May 13, 2003 - Post Properties, Inc. (NYSE: PPS), an Atlanta-based real estate investment trust, today released the following comment on the recommendation by Institutional Shareholder Services Inc. (ISS) that shareholders of Post Properties should vote FOR Post's director nominees at Post's Annual Meeting on May 22, 2003. ISS is widely recognized as the nation's leading independent proxy voting and corporate governance advisory firm. Its analyses and recommendations are relied upon by hundreds of major institutional investment firms, mutual funds and fiduciaries throughout the United States.

Robert C. Goddard III, Chairman of the Board of Post Properties, stated, "We are very pleased that ISS, a highly respected and truly independent advisory firm, supports Post's director nominees. ISS correctly found that the true issue in this proxy contest is: `which team is more likely to create value for shareholders in the future?' Their answer was Post's current Board and management. This recommendation reaffirms our belief that Post's management and Board of Directors, under CEO Dave Stockert's leadership, are on the right track to improve shareholder value. We look forward to moving beyond the distraction of Mr. Williams' proxy contest, and to delivering on Post's potential to the benefit of all Post shareholders."

ISS urged Post shareholders to vote FOR Post's director nominees on Post's white proxy card and not to vote for Mr. Williams' nominees on the gold proxy card.

Post Properties, Inc., a leading developer and operator of upscale apartment communities in the United States, pioneered building and branding resort-style garden apartments for more than 30 years. Post now also focuses on the creation of high-quality, high-density, live-work-walk neighborhoods in infill locations in major urban markets. The Company has been recognized locally, nationally and internationally for building better neighborhoods and the preservation of historic buildings. Operating as a self-administered and self-managed equity real estate investment trust (REIT), the Company's primary business consists of developing and managing Post(R) brand-name apartment communities.

Nationwide, Post Properties owns approximately 30,080 apartment homes in 80 communities, including 1,256 units currently under development.

NOTE: Permission to use quotation from ISS Report was neither sought nor obtained.

Certain statements made in this release and other written or oral statements made by or on behalf of the Company may constitute "forward-looking statements" within the meaning of the federal securities laws. Statements regarding future events and developments and the Company's future performance, as well as management's expectations, beliefs, intentions, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. Management believes that these forward-looking statements are reasonable; however, you should not place undue reliance on such statements. These statements are based on current expectations and speak only as of the date of such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise. Important risk factors regarding the Company are included under the caption "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2002 and may be discussed in subsequent filings with the SEC.


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